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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 2, 1997



                              JP FOODSERVICE, INC.
               (Exact Name of Registrant as Specified in Charter)




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
                DELAWARE                                0-24954                               52-1634568
(State or Other Jurisdiction of Incorporation)  (Commission File Number)           (IRS Employer Identification No.)

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                            9830 PATUXENT WOODS DRIVE
                            COLUMBIA, MARYLAND 21046


       (Address of Principal Executive Offices)              (ZIP Code)










        Registrant's telephone number, including area code (410) 312-7100



          (Former Name or Former Address, if Changed Since Last Report)







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     Item  4.   Changes in Registrant's Certifying Accountants

     (a)   Previous independent accountants

           (i) On January 2, 1997, JP Foodservice, Inc. dismissed Price Waterhouse LLP as its independent accountants.

           (ii) The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

           (iii) The Registrant's Audit Committee participated in and approved the decision to change independent accountants.

           (iv) In connection with its audits for the two most recent fiscal years and through January 2, 1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

           (v) During the two most recent fiscal years and through January 2, 1997, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

           (vi) The Registrant has requested that Price Waterhouse LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit A to this Form 8-K.

     (b)   New independent accountants

           (i) The Registrant engaged KPMG Peat Marwick LLP as its new independent accountants as of January 2, 1997. During the two most recent fiscal years and through January 2, 1997, the Registrant has not consulted with KPMG Peat Marwick LLP on items which (1) were or should have been subject to SAS 50 or
                  (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2)).

     Item 7.      Financial Statements, Pro Forma Financial Information and
                  Exhibits.

      (c) Exhibits. The following exhibits are filed with this report, and the foregoing description is modified by reference to such exhibits:

           (A)    Letter from Price Waterhouse LLP, former auditor

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JP Foodservice, Inc.


                              /s/ Lewis Hay III
                              -------------------------
                              Lewis Hay III, Director
                              Senior Vice President and Chief Financial Officer


Date:  January 7, 1997


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